UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2026
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2026, the Board of Directors (the “Board”) of Telos Corporation (the “Company” or “Telos”) appointed Mark D. Griffin to serve as the President and Chief Executive Officer of the Company, effective as of such date. Mr. Griffin succeeds John B. Wood, who transitioned from President and Chief Executive Officer of the Company  to his new role as Executive Chairman of the Company, effective on the same date. Mr. Wood will continue to serve as a director and as Chairman of the Board, and will report to the Board. In his new role, Mr. Wood’s duties will include presiding at meetings of the Board and of the stockholders; leading the Board in its oversight of the Company’s strategy, enterprise risk and management succession planning; providing strategic guidance on product development, potential acquisitions, strategic partnerships and other significant transactions; supporting the Company’s sales efforts and key customer relationships, including with the U.S. government and industry customers; and assisting with the transition of the Chief Executive Officer role. Mr. Griffin will report directly to the Board and will have general responsibility for the day-to-day management and operations of the Company. Mr. Wood’s transition from the role of Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Griffin, age 66, joined the Company in 1984, most recently serving as its Executive Vice President of Security Solutions since 2021 and as President and General Manager of Telos Identity Management Solutions, LLC (“Telos ID”), a wholly owned subsidiary of the Company, since 2007.  Mr. Griffin brings over 30 years of executive leadership experience in business strategy, operational management, organizational growth, and the development and delivery of mission-critical security solutions for government and commercial markets. Throughout his tenure at Telos, he has held significant operational and executive leadership responsibilities for many of the Company’s most strategic programs supporting the U.S. federal government and commercial markets. His long-standing relationships with these customers and deep understanding of their missions and needs reflect the customer intimacy he has cultivated throughout his career at Telos.

There are no arrangements or understandings between Mr. Griffin and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Griffin and any director or executive officer of the Company, and Mr. Griffin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Griffin entered into an Employment Agreement, dated November 2, 2026 (the “Employment Agreement”), which supersedes Mr. Griffin’s prior employment agreement with Telos ID dated September 17, 2012. The Employment Agreement has an initial term of one year and automatically renews for successive one-year periods unless terminated in accordance with its terms. Pursuant to the Employment Agreement, Mr. Griffin will continue to receive an annual base salary of $440,000, and the opportunity to participate in the Company’s annual incentive plan, with any earned bonus payable in cash, equity or a combination of both at the Company’s discretion. The Employment Agreement also provides that Mr. Griffin will be eligible to receive equity awards under the Company’s long-term equity incentive plans in amounts determined by the Compensation Committee. It also provides for eligibility to participate in all plans that the Company maintains for its salaried senior executives, including, without limitation, any vacation plan, pension, profit-sharing or other retirement plans, any life, accident, disability, medical, hospital or similar group insurance programs and any other benefit plan, subject to the normal terms and conditions of such plans, as well as reimbursement of reasonable business expenses. All payments under the Employment Agreement are subject to clawback to the extent required by applicable law or Company policy.

If Mr. Griffin’s employment is terminated by the Company without cause or due to disability, he will be entitled to accrued amounts and continued payment of his monthly base salary for 24 months. If his employment terminates due to death, his estate will be entitled to accrued amounts and a lump-sum payment equal to 24 months of base salary. If Mr. Griffin’s employment is terminated by the Company without cause within 12 months following a change in control (as defined in the Employment Agreement), he will be entitled, in lieu of the foregoing severance, to accrued amounts and a lump-sum payment equal to (i) 24 months of base salary plus (ii) one times his average bonus amount (based on the target bonus for the year of the change in control and the bonuses received for the two prior years). In each of the foregoing cases, Mr. Griffin (or his estate) will also be entitled to cash payments equal to 24 months of COBRA premiums for medical and dental coverage, 24 months of group life and AD&D premiums (other than upon death), and the Company 401(k) matching contributions he would have received over 24 months, and, upon a termination due to death, disability or without cause, all unvested equity and equity-based awards will vest in full. Severance is conditioned on Mr. Griffin’s execution of a release of claims and continued compliance with the restrictive covenants in the Employment Agreement, which include non-competition and non-solicitation covenants for 24 months following termination and perpetual confidentiality obligations. Payments contingent on a change in control will be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code, unless Mr. Griffin would retain a greater after-tax amount without such reduction.

In connection with his transition, the Company and Mr. Wood entered into a First Amendment to Second Amended Employment Agreement, effective as of November 2, 2026 (the “Amendment”), which amends Mr. Wood’s Second Amended Employment Agreement dated as of November 12, 2012 (the “Wood Agreement”) to reflect his new position, duties, time commitment and reporting relationship as Executive Chairman. Mr. Wood’s annual base salary, eligibility for annual bonus and equity awards, and benefits under the Wood Agreement remain unchanged. The Amendment provides that Mr. Wood’s transition does not constitute a termination of his employment or of the Wood Agreement, including a termination without cause or following a change in control, and does not entitle him to any severance payment, benefit or vesting acceleration. Mr. Wood also reaffirmed his non-competition, confidentiality, non-solicitation, non-disparagement and other restrictive covenant obligations under the Wood Agreement.

The foregoing descriptions of the Employment Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On November 2, 2026, the Company issued a press release announcing the appointment of Mr. Griffin as President and Chief Executive Officer of the Company and the transition of Mr. Wood to Executive Chairman. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

10.1	Employment Agreement, dated November 2, 2026, by and between Telos Corporation and Mark D. Griffin*
10.2	First Amendment to Second Amended Employment Agreement, effective as of November 2, 2026, by and between Telos Corporation and John B. Wood*
99.1	Press Release, issued November 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Management contract or compensatory plan or arrangement.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

	By:	/s/ Mark Bendza
Mark Bendza
Chief Financial Officer

Date: November 2, 2026